FOR IMMEDIATE RELEASE

Investor Contacts:
Richard T. Schumacher, President & CEO                                                                                                                    Pressure BioSciences, Inc.
Joseph L. Damasio, Jr., VP, Finance & Admin.                                                                                                                         (508) 230-1828 (T)

                      NASDAQ Panel Grants Pressure BioSciences’ Request
                             for Continued Listing Pursuant to an Extension

South Easton, MA, March 8, 2012 – Pressure BioSciences, Inc. (NASDAQ: PBIO) (“PBI” or the “Company”) today announced that on March 7, 2012, the Company received notice that the NASDAQ Listing Qualifications Panel (the “Panel”) has granted the Company’s request for continued listing on The NASDAQ Capital Market pursuant to a further extension and subject to, among other things, the Company’s demonstration of compliance with the applicable minimum stockholders’ equity requirement of $2.5 million by March 23, 2012, and the Company’s compliance with the minimum bid price requirement of $1.00 per share for a minimum of ten consecutive business days by April 9, 2012.

While the Company is working toward regaining compliance with all applicable requirements for continued listing on The NASDAQ Capital Market, including both the minimum stockholders’ equity and bid price requirements, there can be no assurance that the Company will be able to demonstrate compliance by the deadlines set forth above or that the Panel will grant the Company another extension in the event compliance is not timely achieved.

PBI filed a registration statement (including a prospectus) with the SEC for an offering to which this communication may relate. Before you invest, you should read the prospectus in that registration statement for the offering and other documents PBI has filed with the SEC for more complete information about PBI and the offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, PBI can arrange to send you the prospectus, when available, upon request.

About Pressure BioSciences, Inc.

Pressure BioSciences, Inc. (“PBI”) (NASDAQ: PBIO) is focused on the development, marketing, and sale of proprietary laboratory instrumentation and associated consumables based on Pressure Cycling Technology (“PCT”).  PCT is a patented, enabling technology platform with multiple applications in the estimated $6 billion life sciences sample preparation market. PCT uses cycles of hydrostatic pressure between ambient and ultra-high levels to control bio-molecular interactions. PBI currently focuses its efforts on the development and sale of PCT-enhanced sample preparation systems (instruments and consumables) for forensics, biomarker discovery, bio-therapeutics characterization, vaccine development, soil and plant biology, histology, and counter-bioterror applications.

Forward-Looking Statements

Statements contained in this press release regarding PBI's intentions, hopes, beliefs, expectations, or predictions of the future are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding the potential applications of PCT and the size of the life sciences sample preparation market. These statements are based upon the Company's current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to: possible difficulties or delays in the implementation of the Company's strategies that may adversely affect the Company's continued commercialization of its PCT-based product line; changes in customer’s needs and technological innovations; the Company’s sales force may not be successful in selling the Company’s PCT product line because scientists may not perceive the advantages of PCT over other sample preparation methods; the Company may not be successful in raising additional capital necessary on acceptable terms, if at all, to fund the Company’s operations beyond April 2012; and if the Company fails to achieve its plan to regain compliance with the NASDAQ Listing Rules for minimum stockholders’ equity and the minimum bid price of $1.00 per share, the Company’s common stock will be delisted from The NASDAQ Capital Market, which could impact the Company’s ability to raise capital.  Additional risks and uncertainties that could cause actual results to differ materially from those indicated by these forward-looking statements are discussed under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and other reports filed by the Company from time to time with the SEC. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.

             For more information about PBI and this press release, please click on the following links:
www.pressurebiosciences.com
http://bit.ly/yIVS5R